As filed with the Securities and Exchange Commission on March 1, 2021

  Registration No. 333-229837

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
ON FORM S-3
UNDER
THE SECURITIES ACT OF 1933

  PROTECTIVE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Tennessee	63-0169720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2801 Highway 280 South
Birmingham, Alabama 35223
(205) 879-9230

(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Alyson Saad, Esq.
Protective Life Insurance Company
P.O. Box 2606
Birmingham, Alabama 35202
(205) 268-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Roth, Esq.
Thomas E. Bisset, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, NW
Washington, D.C. 20001

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement Nos. 33-31940, 33-39345, 33-57052, 333-02249, 333-50055, 333-32784, 333-56180, 333-76992, 333-104525, 333-123529, 333-142293, 333-150241, 333-154664, 333-158611, 333-180680, 333-187453 and 333-209828.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 on Form S-3 ("Amendment") is being filed to deregister the unissued securities of Protective Life Insurance Company (the "Company") that were initially registered by the Company on the Registration Statement on Form S-1 (333-229837) originally filed by the Company with the Securities and Exchange Commission (the "SEC") on February 25, 2019.

The offering described in the Form S-3 has terminated. Accordingly, the Company is filing this Amendment to deregister all such securities of the Company registered under the Registration Statement that remain unissued as of the effective date of this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

The expenses of the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$0
Printing and engraving	50,000
Accounting fees and expenses	15,000
Legal fees and expenses	15,000
Miscellaneous	0
TOTAL EXPENSES	$80,000

*  Estimated.

Item 15. Indemnification of Directors and Officers.

Section 6.5 of Article VI of the Certificate of Incorporation of Protective Life Corporation (“PLC”) provides, in substance, that any of PLC’s directors and officers and certain directors and officers of Protective, who is a party or is threatened to be made a party to any action, suit or proceeding, other than an action by or in the right of PLC, by reason of the fact that he is or was an officer or director, shall be indemnified by PLC against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PLC and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action or suit is or was by or in the right of PLC to procure a judgment in its favor, such person shall be indemnified by PLC against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to PLC unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that any officer or director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any issue or matter therein, he shall be indemnified by PLC against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by PLC other than the determination, in good faith, that such defense has been successful. In all other cases, unless ordered by a court, indemnification shall be made by PLC only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the holders of a majority of the shares of capital stock of PLC entitled to vote thereon. By means of a by-law, Protective offers its directors and certain executive officers similar indemnification.

In addition, the executive officers and directors are insured by PLC’s Directors’ and Officers’ Liability Insurance Policy including Company Reimbursement and are indemnified by a written contract with PLC which supplements such coverage.

Item 16. Exhibits.

1(a) Underwriting Agreement by and among PROTECTIVE LIFE INSURANCE COMPANY (“PROTECTIVE”) and PROTECTIVE EQUITY SERVICES, INC. (“PES”), incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-229837) filed on February 25, 2019.

https://www.sec.gov/Archives/edgar/data/310826/000110465919010310/a19-2893_1ex1da.htm

1(b)  Second Amended Distribution Agreement As Revised June 18, 2018 Between PROTECTIVE LIFE INSURANCE COMPANY (“Insurer”) and INVESTMENT DISTRIBUTORS, INC. (“Distributor”), incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28,2018

https://www.sec.gov/Archives/edgar/data/310826/000110465918042797/a17-18360_2ex99db1.htm

2(a) Stock Purchase Agreement Among Banc One Insurance Holdings, Inc., CBD Holdings, Ltd., JPMorgan Chase & Co. and Protective Life Insurance Company dated as of February 7, 2006, incorporated herein by reference to the Registration Statement on Form 8-K (File No. 001-31901) filed on February 13, 2006.

https://www.sec.gov/Archives/edgar/data/310826/000110465906008389/a06-4877_1ex2d01.htm

2(b) Stock Purchase Agreement Among Protective Life Insurance Company, United Investors Life Insurance Company, Liberty National Life Insurance Company and Torchmark Corporation, dated as of September 13, 2010, incorporated herein by reference to the Registration Statement on Form 8-K (File No. 001-31901) filed on September 17, 2010.

https://www.sec.gov/Archives/edgar/data/310826/000110465910048990/a10-18061_1ex2d01.htm

2(c) Master Agreement by and among AXA Equitable Financial Services LLC, AXA Financial Inc. and Protective Life Insurance Company, dated as of April 10, 2013, incorporated herein by reference to the Registration Statement on Form 10-Q (File No. 001-31901) filed on August 12, 2013.

https://www.sec.gov/Archives/edgar/data/310826/000110465913062727/a13-13791_1ex2db.htm

2(d) Master Transaction Agreement by and among Protective Life Insurance Company, Protective Life Corporation, The Lincoln National Life Insurance Company, Lincoln National Corporation, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company and Liberty Mutual Group Inc., dated as of January 18, 2018, incorporated by reference to the Registration Statement on Form 8-K (File No. 001-31901) filed on January 23, 2018.

https://www.sec.gov/Archives/edgar/data/310826/000110465918003370/a18-3487_1ex2d1.htm

2(e) Master Transaction Agreement by and among Protective Life Insurance Company, Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York, The Canada Life Assurance Company and The Great-West Life Assurance Company, dated as of January 23, 2019, incorporated by reference to the Registration Statement on Form 8-K (File No. 001-31901) filed on January 23, 2019.

https://www.sec.gov/Archives/edgar/data/310826/000110465919003421/a19-3407_1ex2d1.htm

4(a) Group Modified Guaranteed Annuity Contract, filed as Exhibit 4(a) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4axgroupmod.htm

4(b) Individual Certificate, filed as Exhibit 4(b) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4bxindividu.htm

4(c) Tax-Sheltered Annuity Endorsement, filed as Exhibit 4(c) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4cxtaxxshel.htm

4(d) Qualified Retirement Plan Endorsement, filed as Exhibit 4(d) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4dxqualifie.htm

4(e) Individual Retirement Annuity Endorsement, filed as Exhibit 4(e) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4exindividu.htm

4(f) Section 457 Deferred Compensation Plan Endorsement, filed as Exhibit 4(f) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4fxsection4.htm

4(g) Qualified Plan Endorsement, filed as Exhibit 4(g) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4gxqualifie.htm

4(h) Adoption Agreement for Participation in Group Modified Guaranteed Annuity, filed as Exhibit 4(h) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4hxadoption.htm

4(i) Individual Modified Guaranteed Annuity Contract, filed as Exhibit 4(i) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4ixindividu.htm

4(j) Endorsement - Group Policy, filed as Exhibit 4(j) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4jxendorsem.htm

4(k) Endorsement - Certificate, filed as Exhibit 4(k) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4kxendorsem.htm

4(l) Endorsement - Individual Contract, filed as Exhibit 4(l) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4lxendorsem.htm

4(m) Group Policy, filed as Exhibit 4(m) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4mxendorsem.htm

4(n) Endorsement (Annuity Deposits) - Certificate, filed as Exhibit 4(n) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4nxendorsem.htm

4(o) Endorsement (Annuity Deposits) - Individual Contract, filed as Exhibit 4(o) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4oxendorsem.htm

4(p) Endorsement - Individual, filed as Exhibit 4(p) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4pxendorsem.htm

4(q) Endorsement - Group Contract/Certificate, filed as Exhibit 4(q) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4qxendorsem.htm

4(r) Endorsement - Individual, filed as Exhibit 4(r) to the Company’s Annual Report on Form 10-Q filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4rxendorsem.htm

4(s) Endorsement - Group Contract, filed as Exhibit 4(s) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4sxendorsem.htm

4(t) Endorsement - Group Certificate, filed as Exhibit 4(t) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4txendorsem.htm

4(u) Individual Modified Guaranteed Annuity Contract, filed as Exhibit 4(u) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

https://www.sec.gov/Archives/edgar/data/310826/000031082618000007/plico123117-exh4uxindividu.htm

4(v) Endorsement (“Free-Look”) - Group/Individual, filed as Exhibit 4(jj) to the Company’s Registration Statement on Form S-1 filed March 17, 2000 (No. 333-32784).

https://www.sec.gov/Archives/edgar/data/310826/000091205700012256/0000912057-00-012256-d2.html

4(aa) Group Modified Guaranteed Annuity Contract, filed as Exhibit 4(a) to the Company’s Registration Statement on Form S-1 filed December 18, 2008 (No. 333-156285).

https://www.sec.gov/Archives/edgar/data/310826/000141057808000003/a08-30239_1ex4da.htm

4(bb) Individual Modified Guaranteed Annuity Contract, filed as Exhibit 4(b) to the Company’s Registration Statement on Form S-1 filed December 18, 2008 (No. 333-156285).

https://www.sec.gov/Archives/edgar/data/310826/000141057808000003/a08-30239_1ex4db.htm

4(cc) Group Certificate, filed as Exhibit 4(c) to the Company’s Registration Statement on Form S-1 filed December 18, 2008 (No. 333-156285).

https://www.sec.gov/Archives/edgar/data/310826/000141057808000003/a08-30239_1ex4dc.htm

4(dd) Endorsement - Free Look, filed as Exhibit 4(e) to the Company’s Registration Statement on Form S-1 filed December 18, 2008 (No. 333-156285).

https://www.sec.gov/Archives/edgar/data/310826/000141057808000003/a08-30239_1ex4de.htm

4(ee) Endorsement - Settlement Option, filed as Exhibit 4(f) to the Company’s Registration Statement on Form S-1 filed December 18, 2008 (No. 333-156285).

https://www.sec.gov/Archives/edgar/data/310826/000141057808000003/a08-30239_1ex4df.htm

4(ff) Endorsement - Automatic Renewal, filed as Exhibit 4(g) to the Company’s Registration Statement on Form S-1 filed December 18, 2008 (No. 333-156285).

https://www.sec.gov/Archives/edgar/data/310826/000141057808000003/a08-30239_1ex4dg.htm

4(gg) Endorsement - Traditional IRA, filed as Exhibit 4(h) to the Company’s Registration Statement on Form S-1 filed December 18, 2008 (No. 333-156285).

https://www.sec.gov/Archives/edgar/data/310826/000141057808000003/a08-30239_1ex4dh.htm

4(hh) Endorsement - Roth IRA, filed as Exhibit 4(i) to the Company’s Registration Statement on Form S-1 filed December 18, 2008 (No. 333-156285).

https://www.sec.gov/Archives/edgar/data/310826/000141057808000003/a08-30239_1ex4di.htm

4(ii) Endorsement - Qualified Retirement Plan, filed as Exhibit 4(j) to the Company’s Registration Statement on Form S-1 filed December 18, 2008 (No. 333-156285).

https://www.sec.gov/Archives/edgar/data/310826/000141057808000003/a08-30239_1ex4dj.htm

4(jj) Endorsement - Section 457 Deferred Compensation Plan, filed as Exhibit 4(k) to the Company’s Registration Statement on Form S-1 filed December 18, 2008 (No. 333-156285).

https://www.sec.gov/Archives/edgar/data/310826/000141057808000003/a08-30239_1ex4dk.htm

4(kk) Endorsement to Limit Market Value Adjustment, filed herein.

5 Opinion re legality, filed as Exhibit 5 to the Company’s Registration Statement on Form S-3 filed April 22, 2019 (333-229837).

23(a) Consent of Independent Registered Public Accounting Firm, filed as Exhibit 23(b) to the Company’s Registration Statement on Form S-3 filed April 22, 2019 (333-229837).

23(b) Consent of Eversheds- Sutherland LLP, filed as Exhibit 23(a) to the Company’s Registration Statement on Form S-3 filed April 22, 2019 (333-229837).

Item 17. Undertakings.

(A)       The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 1, 2021.

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ RICHARD J. BIELEN
Richard J. Bielen
Chairman of the Board and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
(i) Principal Executive Officer

/s/ RICHARD J. BIELEN	Chairman of the Board and Chief Executive Officer	March 1, 2021
Richard J. Bielen

(ii) Principal Financial Officer

/s/ STEVEN G. WALKER	Executive Vice President, Chief Financial Officer	March 1, 2021
Steven G. Walker

(iii) Principal Accounting Officer

/s/ PAUL R.WELLS	Senior Vice President, Chief Accounting Officer and Controller	March 1, 2021
Paul R.Wells

(iv) Board of Directors:

/s/ MICHAEL G.TEMPLE	Director	March 1, 2021
Michael G.Temple

/s/ RICHARD J. BIELEN	Director	March 1, 2021
Richard J. Bielen

/s/ STEVEN G. WALKER	Director	March 1, 2021
Steven G. Walker

EXHIBIT INDEX

Number	Description

4(kk)	Endorsement to Limit Market Value Adjustment